Exhibit 99.1

Valley Financial Corporation▲
 _______________________________________________________________

FOR RELEASE 4:00 p.m. April 28, 2011

VALLEY FINANCIAL CORPORATION
36 Church Avenue, S.W.
Roanoke, Virginia 24011

For Further Information Contact:

Ellis L. Gutshall, President and Chief Executive Officer
Kimberly B. Snyder, Executive Vice President and Chief Financial Officer
 (540) 342-2265

VALLEY FINANCIAL CORPORATION REPORTS FINANCIAL RESULTS
FOR THE FIRST QUARTER ENDED MARCH 31, 2011

ROANOKE, VIRGINIA (April 28, 2011) -- Valley Financial Corporation (NASDAQ Capital Market-VYFC) announced today its consolidated financial results for the first quarter 2011 and reported a 41% increase in earnings as compared to the first three months of 2010.

Net income for the three-month period ended March 31, 2011 was $1,101,000 compared to net income of $848,000 for the same period last year, an increase of $253,000.  After the dividend on preferred stock and accretion on discounts on warrants, net income available to common shareholders year-to-date was $859,000, or $0.18 per diluted common share, as compared to net income to common shareholders of $609,000, or $0.13 per diluted common share, for the same period last year.   The Company’s earnings for the three-month period produced an annualized return on average total assets of 0.58% and an annualized return on average shareholder’s equity of 7.97%.  Loan loss provisions decreased $644,000 in comparison to the prior year period, from $208,000 in 2010 to ($436,000) in the three-month period ended March 31, 2011.

Ellis L. Gutshall, President and CEO stated, “We were successful in the resolution of several problem credits during the first quarter and received principal payments of over $7.1 million on our impaired loans.  We reversed $463,260 in specific reserves associated with one specific loan relationship that paid in full without loss to the Bank.  We also reduced our general reserves due to the reduction in impaired loans, a continued decline in our loan balances, as well as a reduction in the environmental risk factors associated with our real estate portfolios.  We believe our ALLL at 1.96% of total loans is adequate and appropriate to cover our potential loss exposure on impaired loans and to cover any other potential losses on our remaining portfolio.”

Capital Levels Strong and Improving

Valley Financial Corporation’s capital levels improved from the linked quarter ended December 31, 2010 and remain well above the regulatory well-capitalized ratios.  Tier 1 risk-based and total risk-based capital ratios were 12.51% and 13.77%, respectively, at March 30, 2011, improved from the 12.11% and 13.37% reported at December 31, 2010.

Nonperforming Asset Levels and Credit Losses Decrease

The Company’s ratio of non-performing assets as a percentage of total assets decreased 25 basis points to 3.73% as of March 31, 2011, as compared to 3.98% as of December 30, 2010 and decreased 73 basis points as compared to 4.46% one year earlier.  Non-performing assets decreased from $30.6 million at December 31, 2010 to $29.8 million at March 31, 2011.  Non-performing assets consisted of non-accrual loans of $11.8 million, foreclosed assets of $15.8 million, troubled-debt restructurings of $224 thousand, and loans totaling $2.1 million that were past due greater than 90 days.  The Company’s investment in impaired loans decreased by $7.6 million, or 21%, to $27.9 million as compared to $35.6 million at December 31, 2010.

Net charge-offs as a percentage of average loans receivable decreased to 0.01% for the first quarter of 2011, compared to 0.13% for the fourth quarter of 2010 and to 0.10% for the same quarter in the prior year.  Net charge-offs for the quarter ended March 31, 2011 were $67,000, in comparison to $689,000 for the fourth quarter of 2010 and $574,000 for the same quarter one year ago.

The Company recorded a net reduction of provisions for potential loan losses of $436,000 for the first quarter of 2011, a decrease of $644,000 as compared to the same period last year.  During the first quarter of 2011:
•	the Company successfully collected full payment on a relationship that included a $463,000 specific reserve at December 31, 2010, and as a result reversed the entire reserve;
•	the Company set aside additional specific reserves on one residential real estate development totaling $460,000;
•	the Company established new specific reserves of $200,000 on an operating company that closed its doors and filed Chapter 7 Bankruptcy during the first quarter; and
•
the Company recorded a reduction to general reserves of $624,000 as a result of the reduction in impaired loans, the reduction in charge-offs, the continued decline in loan balances, as well as a reduction in the environmental risk assessment associated with the Company’s real estate portfolios.

The ratio of allowance for loan losses as a percentage of total loans decreased slightly from 2.02% at December 31, 2010 to 1.96% at March 31, 2011.  At March 31, 2011, the Company’s total reserves amounted to $10.5 million, of which $1.5 million are specific reserves on impaired loans and $9.0 million are general reserves to cover inherent risks in the loan portfolio based on the current economic environment.  Total reserves represented 89% of the nonaccrual loan balances as of March 31, 2011, essentially unchanged from the 90% coverage of nonaccrual loans as of December 31, 2010 but up significantly from the 48% reported in the same period last year.

Strong Balance Sheet and Deposit Growth

At March 31, 2011, the Company’s total assets were $799.4 million, total deposits were $656.7 million, total loans stood at $536.1 million and total shareholders' equity was $55.8 million. Compared with March 31, 2010, the Company experienced increases of $61.2 million or 8% in total assets and $78.3 million or 14% in total deposits, while total loans decreased $32.3 million or 6%.   Average loans for the first quarter of 2011 were $536.5 million, down 2% or $10.2 million as compared to the fourth quarter of 2010 while average securities were $157.1 million, up $19.2 million, or 14%, as compared to the fourth quarter of 2010.  Average deposits were $624.6 million, down $3.1 million or 0.5% as compared to the $627.7 million for the fourth quarter of 2010.

Net Interest Income Improves

The Company’s net interest income was $5.9 million for the three months ended March 31, 2011, an increase of 938,000 or 19% compared to same period last year.  The Company’s net interest margin was 3.33% for the three months ended March 31, 2011, up 38 basis points compared to the 2.95% reported for the same period last year and up 19 basis points compared to the 3.14% reported for the linked quarter. The increase in net interest margin during the first quarter is the result of aggressive funding cost reductions combined with an increase in yield on the loan portfolio. The Company’s average cost of funds during the three months of 2011 was 1.32%, down 94 basis points (bps) from the 2.26% reported in the same period last year.  During that same time period, the yield on loans rose by 7 bps, from 5.26% during the first three months of 2010 to 5.33% during the first quarter 2011.

CEO Gutshall stated, “We obviously are quite pleased with the continued improvement in our net interest income and net interest margin.  We have taken aggressive steps to reduce our cost of funds over the past 18 months and have been successful in doing so, while at the same time increasing our core deposit base.  This improvement reflects the strength and sustainability of our core business and reflects the value our customers place on their relationship with Valley Bank.”

 Core Noninterest Income Improves

Noninterest income increased $104,000 for the three-month period ended March 31, 2011, or 19%, compared to the same period last year, from $641,000 to $537,000.  Specific items to note are as follows:
•	Service charge revenue increased by $24,000, or 8%; and
•	Valley Bank Mortgage’s revenue from the sale of mortgages into the secondary market increased $51,000, or 319%.

Operating Costs Increase

Non-interest expense for the first quarter of 2011 totaled $5.5 million, up $1.3 million or 30% as compared to the quarter ended March 31, 2010. The Company’s efficiency ratio for the three-month period of 2011 was 81.30%, as compared to 74.28% for the same period last year.  Specific items to note are as follows:
•
Compensation expense increased $362,205 due primarily to profit sharing payments of $200,000 made as the result of the improvement in impaired loans during the quarter and increased retirement expenses of $87,000.  The increase in retirement expenses is due to the reversal of $66,000 as the result of the retirement of one of our executives during the first quarter of 2010.  The remaining increase is due to merit, equity, and promotional increases that went into effect January 1, 2011;

•
Insurance expense increased $685,000 primarily due to FDIC adjustments totaling $433,482.  The remaining increase is due to an increase in the assessment rate as well as the increase in deposits as compared to the quarter ended March 31, 2010;

•	Legal fees increased $215,000 due to increased litigation costs; and
•	Net foreclosed asset expense increased by $121,000 due to the $88,000 loss recognized on the sale of foreclosed assets in comparison to the $18,000 gain recognized in the first three months of 2010.

Regarding noninterest expense, Gutshall stated “The most significant of these increases in noninterest expenses, being the additional FDIC insurance premiums amounting to $433,482, should not be recurring in subsequent quarters in 2011. The Company’s expense and productivity ratios continue to outperform its peers by significant margins.”

About Valley Financial Corporation

Valley Financial Corporation is the holding company for Valley Bank, which opened in 1995 and engages in a general commercial and retail banking business in the Roanoke Valley, emphasizing the needs of small businesses, professional concerns and individuals.  Valley Bank currently operates from eight full-service offices at 36 Church Avenue, 110 McClanahan Street, 1518 Hershberger Road, 3850 Keagy Road (near Lewis-Gale Hospital), and 1327 Grandin Road in Roanoke City, 4467 Starkey Road in Roanoke County, 8 East Main Street in the City of Salem, and 1003 Hardy Road in the Town of Vinton.  Additionally, the Bank operates its wealth management subsidiary, Valley Wealth Management Services, Inc. at 36 Church Avenue in Roanoke City. The Bank’s Internet site at www.myvalleybank.com is available for online banking and extensive investor information.

The Common Stock of Valley Financial Corporation is traded on the NASDAQ Capital Market under the symbol VYFC.

Non-GAAP Financial Measures
This report refers to the overhead efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income excluding gains or losses on securities, fixed assets and foreclosed assets. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently. Such information is not in accordance with generally accepted accounting principles in the United States (GAAP) and should not be construed as such. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information not be viewed as a substitute for GAAP. Valley Financial Corporation, in referring to its net income, is referring to income under GAAP.

The reconciliation of tax-equivalent net interest income, which is not a measurement under GAAP, to net interest income, is reflected in the table below.

In Thousands	Three Months Ended 3/31/11
Net interest income, non tax-equivalent	$5,916

Less: tax-exempt interest income	(160)
Add: tax-equivalent of tax-exempt interest income	242

Net interest income, tax-equivalent	$5,998

Forward Looking Statements

Information in this press release contains “forward-looking statements.”  These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition.  Additional factors that could cause actual results to differ materially are discussed in Valley Financial Corporation’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-K and its other periodic reports.

VALLEY FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited
	3/31/11	3/31/10
Assets
Cash and due from banks	$5,651	$7,223
Interest-bearing deposits in banks	63,450	44,814
Investment securities:
Securities available-for-sale	143,073	76,436
Securities held-to-maturity	6,640	11,483
Restricted equity securities	5,661	6,172
Total investment securities	155,374	94,091
Loans	536,058	568,315
Less: allowance for loan losses	(10,500)	(14,263)
Net loans	525,558	554,052

Foreclosed assets, net	15,887	3,258
Premises and equipment, net	7,709	7,625
Bank owned life insurance	14,618	13,064
Accrued interest receivable	2,555	2,476
Other assets	8,601	11,644
Total assets	$799,403	$738,247

Liabilities and Shareholders’ Equity
Liabilities:
Noninterest-bearing deposits	$17,039	$20,788
Interest-bearing deposits	639,706	557,678
Total deposits	656,745	578,466

Securities sold under agreements to repurchase	17,558	17,968
FHLB borrowings	48,000	68,000
Trust preferred subordinated debt	16,496	16,496
Accrued interest payable and other liabilities	4,779	4,689
Total liabilities	743,578	685,619

Commitments and contingencies	-	-

Shareholders' equity:
Preferred stock, no par value; 10,000,000 shares authorized; 16,019 shares issued and outstanding at March 31, 2011 and 2010, respectively	15,535	15,376
Common stock, no par value; 10,000,000 shares authorized; 4,697,256 and 4,680,251 shares issued and outstanding at March 31, 2011 and March 31, 2010, respectively	23,598	23,415
Retained earnings	17,071	13,486
Accumulated other comprehensive income	(379)	351
Total shareholders’ equity	55,825	52,628
Total liabilities and shareholders’ equity	$799,403	$738,247

VALLEY FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)
Unaudited

	3 Months Ended
	3/31/11	3/31/10
Interest Income:
Interest and fees on loans	$7,051	$7,331
Interest on securities–taxable	1,013	716
Interest on securities-nontaxable	160	121
Interest on deposits in banks	19	19
Total interest income	8,243	8,187
Interest Expense:
Interest on deposits	1,794	2,428
Interest on short-term borrowings	33	258
Interest on long-term borrowings	396	423
Interest on junior subordinated debentures	93	89
Interest on federal funds purchased and securities sold
under agreements to repurchase	11	11
Total interest expense	2,327	3,209
Net interest income	5,916	4,978
Provision for loan losses	(436)	208
Net interest income after provision for loan losses	6,352	4,770

Noninterest Income:
Service charges on deposit accounts	331	307
Income earned on bank owned life insurance	143	134
Mortgage fee income	67	16
Brokerage fee income, net	55	59
Realized gain on sale of securities	14	-
Other income	31	21
Total noninterest income	641	537
Noninterest Expense:
Compensation expense	2,347	1,985
Occupancy and equipment expense	393	397
Data processing expense	273	282
Advertising and marketing expense	79	117
Insurance	1,047	362
Audit fees	61	64
Legal	303	88
Franchise tax expense	124	123
Deposit expense	104	93
Loan expenses	53	78
Computer software expense	89	97
Consulting fees	97	99
Foreclosed asset expenses, net	199	78
Other expense	289	322
Total noninterest expense	5,458	4,185
Income/(loss) before income taxes	1,535	1,122
Income tax expense	434	274
Net income/(loss)	$1,101	$848

Preferred stock dividend and accretion of preferred stock discount	242	239
Net income/(loss) available to common shareholders	$859	$609

VALLEY FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)
	3 Months Ended
	3/31/11	3/31/10

PER COMMON SHARE
Earnings per share – basic	$0.18	$0.13
Earnings per share – diluted	$0.18	$0.13
Book value	$8.66	$7.88

FINANCIAL RATIOS
Return on average assets	0.58%	0.48%
Return on average shareholders’ equity	7.97%	6.58%
Net interest margin (FTE)	3.33%	2.95%
Efficiency - Consolidated	81.30%	74.28%
Efficiency – Bank only	78.47%	72.07%
Total risk based capital – Consolidated	13.77%	13.15%
Total risk based capital – Bank only	12.71%	12.09%
Net charge-off to average loans	0.01%	0.10%

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$11,003	$14,630
Provision for loan losses	(436)	208
Charge-offs	(76)	(594)
Recoveries	9	19
Ending balance	$10,500	$14,263

ASSET QUALITY RATIOS
Nonperforming assets to total assets	3.76%	4.46%
Allowance for loan losses to total loans	1.96%	2.51%
Allowance for loan losses to nonaccrual loans	88.9%	48.0%

COMPOSITION OF RISK ASSETS
Nonperforming assets:
90 days past due	$2,140	$4
Nonaccrual	11,811	29,695
Troubled Debt Restructuring	224	-
OREO/Repos	15,887	3,258
Total nonperforming assets	$30,062	$32,957